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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form SB-2 Registration Statement of Sonus Communication Holdings, Inc (the "Corporation") of our report dated April 1, 1999, relating to the financial statements of Sonus Communications, Inc. as of December 31, 1998 and 1997 and to the reference to our firm in the Registration Statement.

LAZAR LEVINE & FELIX, LLP
Certified Public Accountants

New York, New York
December 3, 1999